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EX-99.1

TEXT OF PRESS RELEASE DATED JULY 24, 1997


                                                           FOR IMMEDIATE RELEASE


           CYMER ANNOUNCES OFFERING OF CONVERTIBLE SUBORDINATED NOTES
           ----------------------------------------------------------

SAN DIEGO, CALIF. -- July 24, 1997 -- Cymer, Inc. (NASDAQ:CYMI) announced today that it intends, subject to market and other conditions, to raise $100 million (excluding the proceeds of the over-allotment option, if any) through a private offering of convertible subordinated notes within the United States to qualified institutional investors and outside the United States to non-U.S. investors. The Company stated that it intends to use the net proceeds of the offering for general corporate purposes, including working capital and expansion of manufacturing capacity. No other terms were disclosed.

     The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable laws or available exemptions from the registration requirements.